EXHIBIT 32.2

In connection with the Form 10-QSB of Quantitative Methods Corporation (the “Company”) on Form 10Q-SB for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, HELGA LEUTHE Chief Financial/Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

i.  The certifications required by (17 CFR 240.13a-14(b)) or (17 CFR 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350).

ii.  A certification furnished pursuant to this Item will not be deemed "filed" for purposes of of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.

/s/ Helga Leuthe
HELGA LEUTHE
Chief Financial/Accounting Officer
February 13, 2007